UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2010, PositiveID Corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”). No shares of the Series A Preferred Stock remain outstanding. On or about May 12, 2010, all then outstanding shares of Series A Preferred Stock were converted into shares of the Company’s common stock, par value $0.01 per share, in accordance with the terms of the Certificate of Designation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination to Eliminate the Series A Preferred Stock of PositiveID Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: October 15, 2010

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination to Eliminate the Series A Preferred Stock of PositiveID Corporation

4